UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2008

CHIEF CONSOLIDATED MINING COMPANY

(Exact Name of Issuer as Specified in Charter)

Arizona

(State or Other Jurisdiction of Incorporation or Organization)

001-01761 (Commission File Number)	87-0122295 (I.R.S. Employer Identification Number)

1629 Locust Street, Philadelphia, PA (Address of Principal Executive Offices)	19103 (Zip Code)

215-546-8585
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election if Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, the Company appointed Brian Mountford and William Gordon Blankstein to the Board of Directors. The Company has not yet determined the committees of the Board of Directors to which Mr. Mountford and Mr. Blankstein will be named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIEF CONSOLIDATED MINING COMPANY
Date: May 16, 2008	By:	/s/ Richard R. Schreiber
Name: Richard R. Schreiber
Title: President